Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated November 19, 2021, relating to the financial statements of Washington Federal, Inc. and the effectiveness of Washington Federal, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2021.
/s/ Deloitte and Touche LLP
Seattle, Washington
November 15, 2022